Exhibit 10.1

Sixth Amendment to

Lantheus Holdings, Inc.

2015 Equity Incentive Plan

This Amendment (this “Amendment”) to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan, as in effect from time to time (the “Plan”), is dated as of April 28, 2022.

WHEREAS, pursuant to Section 16.2 of the Plan, the Compensation Committee desires to amend Section 4.1 of the Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan;

NOW THEREFORE, it is hereby acknowledged and agreed that:

1.	Defined Terms. Capitalized terms used herein, but not otherwise defined herein, have the respective meanings ascribed to them in the Plan.

2.	Amendment. Section 4.1 of the Plan shall be, and is, hereby amended and restated in its entirety as follows:

Number of Shares Reserved. Subject to adjustment as provided in Section 4.5 hereof and subject to Section 15.10 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 10,930,277 (the “Share Reserve”); provided, that no more than twenty percent of the Share Reserve may be granted as Incentive Stock Options, subject to adjustment as provided in Section 4.5 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions; provided, further, that nothing in this Plan requires any percentage of Awards (or Shares underlying Awards) to be granted as Incentive Stock Options. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

3.

Reference to and Effect on the Plan. Except as specifically amended hereby, the Plan shall remain in full force and effect and otherwise unmodified. All references in the Plan to the “Plan” shall mean the Plan as amended hereby.

4.	Effectiveness. This Amendment is effective as of the date first written above.

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